UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2010
ECLIPS MEDIA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25097	65-0783722

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Greene Street, Suite 403, New York, New York	10012

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 851-6425
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Brand Interaction Group, LLC.
On June 21, 2010, EClips Media Technologies, Inc., formerly known as EClips Energy Technologies, Inc. (the “Company”), through its wholly-owned subsidiary SD Acquisition Corp., a New York corporation (“SD”), acquired (the “Acquisition”) all of the business and assets of Brand Interaction Group, LLC, a New Jersey limited liability company (“BIG”) owned by Eric Simon who will become our Chief Executive Officer (“CEO”) contemporaneously with the closing of the Acquisition. BIG owns and operates Superdraft, a sports entertainment and media business focused on promotion of fantasy league events through live events hosted in various venues such as Las Vegas, and online, which feature sports and media personalities, and the sale and marketing of various sports oriented products and services.
As consideration for the Acquisition by SD, the Company has agreed to issue BIG 20,000,000 shares of its common stock (the “Purchase Price”) pursuant to an Asset Purchase Agreement dated as of June 21, 2010 (the “BIG Agreement”), and entered into an employment agreement with Eric Simon to become the CEO of the Company (the “Employment Agreement”). Contemporaneously with the appointment of Eric Simon as our CEO, Gregory D. Cohen, the Company’s current CEO, resigned as an officer but will continue to serve as a director.
Eric Simon Employment Agreement
Pursuant to the Employment Agreement with the Company, unless his employment is terminated as provided in the Employment Agreement, Mr. Simon will serve as CEO for two years, with automatic renewals for successive one year periods thereafter unless either party provides the other party with written notice of his or its intention not to renew the Employment Agreement at least three months prior to the expiration of the initial term or any renewal term of the Employment Agreement.
Under the terms of the Employment Agreement Mr. Simon is entitled to receive annual compensation of $225,000 (the “Base Salary”) and will be eligible to participate in benefits and awards provided by the Company. The Company is obligated to issue to Mr. Simon 10,000,000 shares of common stock (the “Salary Shares”). In addition to the Base Salary, Mr. Simon is eligible to receive an annual bonus with a target of $78,750 in each year of employment based upon certain agreed upon performance targets, which as of the date of this Current Report have not been established.
Mr. Simon’s employment may be terminated in the event of death, disability, or for cause or without cause. Under the Employment Agreement “cause” is the “willful and continued failure of the Executive to perform substantially his material duties and responsibilities for the Company (other than any such failure resulting from Executive’s death or Disability) after a written demand by the Board for substantial performance is delivered to the Executive by the Company, which specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties and responsibilities, which willful and continued failure is not cured by the Executive within thirty (30) days of his receipt of such written demand; (b) the conviction of, or plea of guilty or nolo contendere to, a felony, (c) material violation of certain provisions of the Agreement (relating to competition and confidentiality), or (d) fraud or gross misconduct which is materially and demonstratively injurious to the Company.”

In the event the Company terminates Mr. Simon without cause, Mr. Simon will be entitled to receive certain benefits including a lump sum amount equal to (i) the greater of (x) the Base Salary for a period of 12 months and (y)100% of the remaining Base Salary that would have been payable had remained employed through the end of the Term (but for such termination), plus (ii) a bonus payment for each full or partial fiscal year remaining through the end of the Term (but for such termination) equal to Target Bonus Amount, payable within thirty (30) days following such termination (collectively, the “Severance Amounts”). Any payments that are deferred compensation within the meaning of Internal Revenue Code Section 409A (“Code Section 409A”) that would be made prior to the sixtieth day after the date of termination shall not be paid until the sixtieth day after the date of termination and shall be paid in a lump sum on that date. In the event that Mr. Simon is terminated for cause, the Company shall have no further obligations or liability to Mr. Simon or his heirs, except that Mr. Simon will receive any earned but unpaid Base Salary and vacation pay, all other payments and benefits he may be entitled to receive under the terms of any applicable employee benefit plan or program of the Company in which he participates and reimbursement of any and all reasonable expenses paid or incurred by him in connection with and related to the performance of his duties and responsibilities for the Company during the period ending on the termination date.
During the term of the employment and through one (1) year following the termination of his employment for any reason, Mr. Simon will not, directly or indirectly (whether as an owner, proprietor, partner, shareholder, officer, employee, independent contractor, director, joint venturer, consultant, lender or investor (other than in connection with the Employment Agreement) engage in the “Prohibited Business”; provided, that, the he may at any time during such one-year period surrender all shares of the Company’s common stock which are then owned by him or any of his controlled affiliates to the Company and upon doing so, the non-competition period will continue for only three (3) months thereafter. “Prohibited Business” means providing any product or service in connection with fantasy sports league events or Internet online fantasy sports, in the geographic areas where the Company engages in business as of the date hereof (it being understood that providing services to an entity whose primary business is not the Prohibited Business shall not violate this section unless the his primary duties are providing services to that Prohibited Business). The Employment Agreement does not prohibit the ownership of securities of a person engaged in the Prohibited Business if (i) he is not an “affiliate” (as such term is defined in Rule 405 promulgated under the Securities Act) of the issuer of such securities, (ii) such securities are publicly traded on a national securities exchange and (iii) the he does not, directly or indirectly, beneficially own more than 5% of the class of which such securities are a part.

In the event of any breach of the BIG Agreement or the Employment Agreement any indemnification claims made by the Company or SD are limited to the Purchase Price Shares and the Salary Shares. All shares issued to Mr. Simon under the BIG Agreement and pursuant to his Employment Agreement are subject to a lock up agreement (the “Lockup Agreement”). Under the terms of the Lockup Agreement, Mr. Simon may not sell or dispose of any of the Salary Shares for two years, except that two million of the Salary Shares may be sold after 12 months and another two million may be sold after 18 months. Notwithstanding the foregoing, BIG entered into an agreement under which BIG agreed to transfer 10% of the shares issued to BIG in connection with the acquisition of BIG, provided such transferee enters into an equivalent lockup to that entered by BIG with the Company.
The Company and SD have agreed to provide certain funding under the BIG Agreement in certain circumstances. In addition to its general funding of the operations of the business (such as salary, bonus and benefits) $500,000 has been agreed to be provided on a one time basis to support costs associated with planning and preparation of Superdraft events, of which approximately $110,000 was advanced on behalf of BIG by certain shareholders of the Company prior to the BIG acquisition in order to reserve and prepay for certain future Superdraft events. All of such advances have been assumed as obligations of the Company as convertible debenture obligations, convertible into our common stock at $0.025 cents per share, subject to adjustment in certain events. In addition, if the Superdraft event generates a profit of at least $100,000 for the year ending December 31, 2010, then additional funding on an as needed basis consistent with the budget and projections of at least $750,000 and up to $1,000,000 for the period between the funding of the initial $500,000 and the second anniversary of the closing date of the BIG Acquisition are to be provided. Prior to the acquisition of Superdraft, the business has been in the development stage and has never generated a profit. Currently, except as described herein, neither the Company nor SD have any loan or financing agreements that would permit them to satisfy their funding obligations under the BIG Agreement or under the Employment Agreement, or for other working capital, acquisitions of for operations.
Through the date hereof, and prior to the acquisition of BIG, the business of the Company has primarily consisted of developing successor business plans to the businesses of the Company that were spun off to its prior controlling stockholder during the fourth quarter of 2009. Working capital requirements of the Company have since January 2010 been provided exclusively by loans and investment from shareholders and others, and there are no agreements or understandings in place that would obligate any third-party to provide funding to the Company for its working capital or for any acquired business. As a result, an investment in the Company is highly risky.
Foreclosure of Loan.
Through the date of this Current Report on Form 8-K, the Company has advanced to a company known as RootZoo, Inc. (“RZ”), which company is approximately 49% owned by Michael Brauser, a shareholder of the Company who also presently serves as the sole director of RZ, a total of $130,450, of which $100,000 was advanced pursuant to a secured 6% demand promissory note (the “Demand Note” and the “Security Agreement”) dated as of February 5, 2010. RZ owned and operated a website www.rootzoo.com, focused upon providing social networking to sports fans, statistics and commentary to the sports community. During the fourth quarter of 2009 the Company had entered into negotiations with the then fifty (50%) percent owner of the common stock of RZ and one of its then two directors (the “RZ Part Owner”) to acquire RZ pursuant to an Asset Purchase Agreement (the “RZ Acquisition”), to issue shares to the RZ Part Owner, and for appointment of a Chief Executive Officer associated with RZ, which have terminated. Following termination of negotiations, all of the persons associated with the development of the RZ business resigned. The Company anticipated that the RZ Part Owner would be permitted to acquire 17,416,000 shares of the Company (34,832,000 following the 2:1 forward exchange effected May 17, 2010) from the pool of shares being sold by our former Chief Executive Officer and controlling shareholder Benjamin C. Croxton at nominal cost. The shares were to be sold as a portion of a block of shares (the “Shares”) being sold pursuant to a Stock Purchase Agreement by and among the Company, Benjamin C. Croxton, the former controlling shareholder, and certain contemplated purchasers (the “Purchasers”), as amended January 12, 2010, and as previously disclosed and more fully described in our Current Report on Form 8-K filed February 3, 2010 (the “Croxton Stock Purchase Agreement”). In connection with the purchase, our Chief Executive Gregory D. Cohen had been appointed purchaser representative in order to effectuate the purchase and share allocations. Various other prior investors and affiliates of RZ were contemplated to be some of the Purchasers, for a total purchase price of $100,000 (the “Purchase Price”) to be paid to or on behalf of Benjamin C. Croxton, a portion of which was to be held in escrow pending satisfaction of certain conditions of the Croxton Stock Purchase Agreement. The Purchase Price had been advanced by an unrelated individual, a prior investor in RZ, on behalf of the Purchasers pursuant to an undocumented loan on their behalf, pending resolution of the matters described herein.
As a result of the contemplated purchase by the RZ Part Owner, he along with one of the other Purchasers (the “5% Purchaser”) would have become a beneficial owner of in excess of five (5%) of the issued and outstanding common stock of the Company, following the closing of the negotiated RZ Acquisition. In contemplation of the imminent closing of the RZ Acquisition, a Statement of Beneficial Ownership for both the 5% Purchaser, and the RZ Part Owner was filed on a Schedule 13D on March 30, 2010 and April 14, 2010, respectively. Prior to closing on the RZ Acquisition, negotiations for the purchase of RZ broke down and have since been terminated without the purchase by the RZ Part Owner or the 5% Purchaser of any common stock of the Company from Mr. Croxton; the Company and the individual advancing the funds for the purchase of the Shares have restructured the purchases from Mr. Croxton and agreed with various parties who had previously provided financing to RZ directly, through common stock purchases, preferred stock purchases, loans and advances, to permit purchases of common stock of the Company originally contemplated under the Croxton Stock Purchase Agreement from the lender of the funds directly. As a result of the unanticipated extended period during which the negotiations for purchase of the RZ business continued, and ultimately the discontinuance of all negotiations and termination of all personnel, the Company elected to foreclose on its loan and to acquire the RZ business under its foreclosed loan agreement. On May 15, 2010 the Company demanded repayment of all outstanding amounts under the Demand Note and RZ has not satisfied its obligations and the Company believes RZ is financially unable to satisfy its obligations to the Company. As a result, on June 6, 2010, RZ entered into a Peaceful Possession Letter Agreement (the “Agreement”) with the Company pursuant to which RZ granted the Company all rights of possession in and to the collateral which secures the Demand Note, representing substantially all of the assets of RZ in partial satisfaction with the Demand Note debt. Subsequently the Company, through an Assignment Agreement (the “Assignment Agreement”), assigned the rights and possession of the collateral to its subsidiary, RZ Acquisition Corp. Notwithstanding the conveyance of the RZ assets, there can be no assurance that the business or assets of RZ have value or can be utilized by the Company. The RZ Part Owner who had served as President of RZ and was responsible for the development and maintenance of the RZ website has not agreed to perform any services for the Company, and by action taken by the shareholders and directors, has been removed as an officer and director of RZ. The effectiveness of such action and the effectiveness of the Agreement may be challenged by the RZ Part Owner. The RZ website is currently inoperative and demand has been made for the RZ Part Owner to release to the Company all property including administrator and other rights to the RZ website but has not as of the date of this report been provided with such rights. Various additional risks are faced by the Company as a result of obtaining the RZ business as a result of foreclosure, including risks associated with challenges to the rights of the Company to foreclose, claims from minority interest holders and other shareholders and lenders to RZ, claims from the 49% stockholder of RZ and from any employees, consultants, independent contractors, vendors or others associated with the RZ business. While operating, the RZ business was a development stage company and had never generated any meaningful revenues, whose business and operating costs were advanced by lenders and investors in RZ. There is no obligation to continue to fund the business of RZ and as a result, the RZ business acquired by the Company may be worthless. RZ presently has no employees or others who perform services necessary to maintain and develop the website, generate traffic or revenues, or generally provide services on behalf of the business. As a result the Company may not be able to continue to maintain or develop the RZ business successfully or at all and may become involved in a dispute with the RZ Part Owner with respect to the foreclosure action and other matters.
In addition, the Croxton Stock Purchase Agreement has been restructured and the undocumented advance made on behalf of the various contemplated purchasers has been modified into a direct purchase by one individual (the “Buyer”) of all of the 50,000,000 shares sold by Mr. Croxton pursuant to the Croxton Stock Purchase Agreement (100,000,000 shares of common stock following the 2:1 forward exchange effected May 17, 2010) which is anticipated to be followed by offers made to various private purchases (the “Private Purchases”) by various other persons in an amount to be agreed, and at a purchase price to be agreed, with such seller. Michael Brauser currently holds approximately forty-nine (49%) percent of the RZ shares and is a director of RZ. Such person, and members of his family and trusts for such persons’ benefit, will beneficially own or control, upon the closing of the Private Purchases, approximately eighteen (18%) percent of the issued and outstanding common stock of the Company.
As a result of the foregoing, the Company disclaims each of the Schedule 13D’s filed on March 30, 2010 and April 14, 2010, and contends such filings are currently inaccurate and has notified the representative of the filers that the filings should be corrected or amended. As a result of the purchase of 50,000,000 shares sold by Mr. Croxton to the Buyer (100,000,000 shares of common stock following the 2:1 forward exchange effected May 17, 2010), the Buyer will beneficially own in excess of five (5%) percent of the issued and outstanding shares of common stock of the Company, prior to disposition of any of the Shares.
The foregoing summary of the BIG Agreement, the Employment Agreement, the Lockup Agreement, the Demand Note, the Security Agreement, the Agreement and the Assignment Agreement are qualified in their entirety by the full texts thereof, which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 and are incorporated herein by reference in their entirety.

Investor Relations Consultant.
On June 24, 2010 the Company engaged Brooke Capital Investments, LLC to perform certain investor relations, branding and media relations services for the Company for a 12 month period (the “Consulting Agreement”).
The foregoing summary of the Consulting Agreement is qualified in its entirety by the full text thereof, which is filed herewith as Exhibit 10.8 and is incorporated herein by reference in its entirety.
Item 1.02 Termination of a Material Definitive Agreement.
The information provided under Item 1.01 above, where applicable, is incorporated under this Item 1.02.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The information provided under Item 1.01 above, where applicable, is incorporated under this Item 2.01.
Item 3.02 Unregistered Sales of Equity Securities.
Pursuant to an Employment Agreement dated as of June 21, 2010 the Company issued 10,000,000 shares of common stock to an executive. Pursuant to the Acquisition, the Company issued BIG, 20,000,000 shares of common stock.
During 2010, certain shareholders of the Company advanced a total of $750,000 to the Company for working capital for various corporate functions, including certain amounts used by the Company to help fund BIG for expenses associated with preparation for Superdraft events. For the advances the Company issued to such persons $750,000 of the Company’s two-year, 6% convertible debentures (the “Debentures”) and a total of 30,000,000 five-year Warrants exercisable at $0.025 per share (the “Warrants”).

June 21, 2010	10,000,000 shares of common stock	Compensation
June 21, 2010	20,000,000 shares of common stock	Asset Purchase Agreement
May 22, 2010 through June 11, 2010	$750,000 of the Company’s two-year, 6% Convertible Debentures	Loans
May 22, 2010 through June 11, 2010	30,000,000 five-year Warrants exercisable at $0.025 per share	Loans

The securities above were issued in reliance upon exemptions from registration under Section 4(2) and Rule 506 of the Securities Act of 1933, as amended.
The foregoing summary of the Convertible Debentures and the Warrants are qualified in their entirety by the full text thereof, which are filed herewith as Exhibits 10.9 and 10.10 and are incorporated herein by reference in their entirety.
Item 3.03 Material Modification of the Rights of Security Holders.
As previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 2, 2010, a majority of the voting capital stock of the Company took action in lieu of a special meeting of stockholders authorizing the Company to enter into an Agreement and Plan of Merger (the “Merger Agreement”) with its newly-formed wholly-owned subsidiary, EClips Media Technologies, Inc., a Delaware corporation (“EClips Media”) for the purpose of changing the state of incorporation of the Company to Delaware from Florida and pursuant to which, upon the effective time of the merger, each issued and outstanding share of capital stock of the Company would be exchanged into the right to receive two shares of EClips Media. The merger became effective for the purposes of the Company’s trading securities upon approval by FINRA on May 7, 2010 (the “Commencement Date”).
On the effective date of the Merger, (i) each issued and outstanding share of Common Stock of the Company was converted into two (2) shares of EClips Media Common Stock, (ii) each issued and outstanding share of Series D Preferred Stock of the Company was converted into two (2) shares of EClips Media Series A Convertible Preferred Stock (each such share possessing 250 votes per share and convertible on a share for share basis into EClips Media Common Stock) and (iii) the outstanding share of EClips Media Common Stock held by the Company was retired and canceled. The outstanding 6% convertible debentures due February 4, 2012 of the Company were assumed by EClips Media and converted into outstanding 6% convertible debentures due February 4, 2012 of EClips Media. All options and rights to acquire the Company’s Common Stock, and all outstanding warrants or rights outstanding to purchase the Company’s Common Stock, automatically converted into equivalent options, warrants and rights to purchase two (2) times the number of shares of EClips Media Common Stock at fifty (50%) percent of the exercise, conversion or strike price of such converted options, warrants and rights. All amounts set forth herein reflect the number or amount of Eclipse Media shares after giving effect to the Merger. References herein to the “Company” following the Commencement Date, shall mean EClips Media, a Delaware corporation.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information provided under Item 1.01 above, where applicable, is incorporated under this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or By-Laws.
The information provided under Item 3.03 above, where applicable, is incorporated under this Item 5.03.
The Certificate of Incorporation and By-Laws of the Company are qualified in their entirety by the full texts thereof, which are filed herewith as Exhibits 3.1 and 3.2 and are incorporated herein by reference in their entirety.
Item 8.01 Other Events.
On June 16, 2010 the Board of Directors determined that as a result of developments in the Company’s business, as described elsewhere in the Current Report on Form 8-K, and the limited amount of cash and other assets available, the Company satisfied the requirements of a “shell” company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended. The definition of “shell company” as set forth in Rule 12b-2, means a company that has no or nominal operations and either: (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired. Pursuant to Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) will be filed no later than August 31, 2010.
(b) Pro Forma Financial Information. Pursuant to Item 9.01(b)(2) and 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(b) will be filed no later than August 31, 2010.
(d) Exhibits.

3.1	Eclips Media Technologies, Inc. (Delaware) Certificate of Incorporation	Form 10-Q filed May 17, 2010
3.2	Eclips Media Technologies, Inc. (Delaware) By-Laws	Form 10-Q filed May 17, 2010
10.1	Asset Purchase Agreement dated as of June 21, 2010	*
10.2	Employment Agreement dated as of June 21, 2010	*
10.3	Lockup Agreement	*
10.4	Rootzoo Demand Note	*
10.5	Rootzoo Security Agreement	*
10.6	Peaceful Possession Letter Agreement dated as of June 6, 2010	*
10.7	Assignment Agreement dated as of June 9, 2010	*
10.8	Brooke Capital Investments, LLC Consulting Agreement	*
10.9	Form of Convertible Debenture	*
10.10	Form of Warrant	*

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPS MEDIA TECHNOLOGIES, INC.
Dated: June 24, 2010	By:	/s/ Gregory D. Cohen
Gregory D. Cohen
Chief Executive Officer

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